Exhibit 99.1

For immediate release

MILLER ENERGY RESOURCES ADDS GERALD HANNAHS TO BOARD

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KNOXVILLE, Tenn. – (July 27, 2012) – Miller Energy Resources (“Miller”) (NYSE: MILL) announced today that it has appointed Gerald Hannahs to its Board of Directors as a new independent director.  As it was anticipated that one director would be leaving the Board, Miller has been in discussions with Mr. Hannahs for some time to fill the resulting vacancy. With that other director’s departure last Friday to focus on his consulting business, Mr. Hannahs was asked to join our Board.  With this addition, a majority of Miller’s Board is once again composed of independent directors, as required by the listing rules of the New York Stock Exchange.

Mr. Hannahs, 60, has over 30 years of experience in the investment business and the oil and gas industry.  He is a co-founder of Texarkoma Crude & Gas Company which drilled wells in Tennessee and Alabama.  He also served as an Account Executive and First Vice President for EF Hutton, Prudential and Paine Webber.  Since then, Mr. Hannahs has focused on investing in various public and privately held companies.

Mr. Hannahs holds a BS in Business Administration from the University of Arkansas, where he studied on a baseball scholarship.  After graduation, he played major league baseball on the Montreal Expos, Los Angeles Dodgers, and Minnesota Twins teams as a pitcher.

“I am excited about the addition of Gerald Hannahs to the team at Miller and look forward to drawing from his significant oil and gas experience,” said Scott M. Boruff, Miller CEO. “As we enter an aggressive drilling phase in our company’s business plan, Gerald adds key capabilities to assist us in our development of our assets. Gerald’s oil and gas background along with his depth of experience in the business world is a welcome addition to our Board, especially at this exciting time for Miller.”

About Miller Energy Resources

Miller Energy Resources, Inc. is a high growth oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America.  Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Chattanooga Shale.  Miller is headquartered in Knoxville, Tennessee with offices in Anchorage, Alaska and Huntsville, Tennessee.  The company’s common stock is listed on the NYSE under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions.  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements.  These risks, uncertainties and other factors include, but are not limited to, the potential for Miller Energy to experience additional operating losses; high debt costs under its existing senior credit facility; potential limitations imposed by debt covenants under its senior credit facility on its growth and ability to meet business objectives; the need to enhance management, systems, accounting, controls and reporting performance; uncertainties related to deficiencies identified by the SEC in certain Forms 8-K filed in 2010 and the Form 10-K for 2011; litigation risks; its ability to perform under the terms of its oil and gas leases, and exploration licenses with the Alaska DNR, including meeting the funding or work commitments of those agreements; its ability to successfully acquire, integrate and exploit new productive assets in the future; its ability to recover proved undeveloped reserves and convert probable and possible reserves to proved reserves; risks associated with the hedging of commodity prices; its dependence on third party transportation facilities; concentration risk in the market for the oil we produce in Alaska;  the impact of natural disasters on its Cook Inlet Basin operations; adverse effects of the national and global economic downturns on our profitability; the imprecise nature of its reserve estimates; drilling risks; fluctuating oil and gas prices and the impact on results from operations; the need to discover or acquire new reserves in the future to avoid declines in production; differences between the present value of cash flows from proved reserves and the market value of those reserves; the existence within the industry of risks that may be uninsurable; constraints on production and costs of compliance that may arise from current and future environmental, FERC and other statutes, rules and regulations at the state and federal level; the impact that future legislation could have on access to tax incentives currently enjoyed by Miller; that no dividends may be paid on its common stock for some time; cashless exercise provisions of outstanding warrants; market overhang related to restricted securities and outstanding options, and warrants; the impact of non-cash gains and losses from derivative accounting on future financial results; and risks to non-affiliate shareholders arising from the substantial ownership positions of affiliates.  Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller Energy Resources, Inc.’s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2011.  Miller Energy Resources, Inc.’s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov).  All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

Robert L. Gaylor

SVP Investor Relations

Miller Energy Resources, Inc.

9721 Cogdill Road, Suite 302

Knoxville, TN  37932

Phone: (865) 223-6575

Fax: (865) 691-8209

bobby@millerenergyresources.com

Web Site: http://www.millerenergyresources.com

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